Exhibit 10.3

EXECUTION VERSION

INCREMENTAL FACILITY AMENDMENT

INCREMENTAL FACILITY AMENDMENT, dated as of April 17, 2012 (this “Agreement”), among SWIFT TRANSPORTATION CO., LLC (the “Borrower”), SWIFT TRANSPORTATION COMPANY (“Holdings”), the Incremental Lender (as defined below), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of December 21, 2010 and amended and restated as of March 6, 2012 (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among others, the Borrower, Holdings, the several lenders from time to time parties thereto and the Administrative Agent;

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, pursuant to Section 2.16 of the Credit Agreement, the Borrower has requested that an Incremental Term Loan in the amount of $10,000,000 be made available to the Borrower, which Loan shall be a Specified Incremental Tranche B-1 Term Loan, and the Administrative Agent and the Incremental Lender (as defined below) have agreed, upon the terms and subject to the conditions set forth herein, that BMO Harris Bank, N.A. (the “Incremental Lender”) will provide the Incremental Term Loan (as defined below), and as permitted by Section 2.16 of the Credit Agreement, the Credit Agreement will be amended as set forth herein without additional consent or approval of the other Lenders;

WHEREAS, the proceeds of the Specified Incremental Tranche B-1 Term Loans will be used by the Borrower solely to prepay Tranche B-2 Term Loans and to pay fees and expenses in connection with the establishment of the Incremental Term Loan;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms, Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement as amended hereby.

SECTION 2. Incremental Term Loan. Subject to the terms and conditions set forth herein, the Incremental Lender agrees to make a Specified Incremental Tranche B-1 Term Loan to the Borrower on the Incremental Effective Date (as defined below) in an amount equal to the amount set forth under the heading “Specified Incremental Tranche B-1 Term Loan Commitment” opposite the Incremental Lender’s name on Annex II hereto (such commitment, the “Incremental Term Loan”). The proceeds of the Incremental Term Loan will be used by the Borrower solely to prepay a portion of the Tranche B-2 Term Loans and to pay fees and expenses in connection with the establishment of the Incremental Term Loan. The Specified Incremental Tranche B-1 Term Loan made pursuant to the Incremental Term Loan shall be made in accordance with the procedures set forth in Section 2.02 of the Credit Agreement. The Specified Incremental Tranche B-1 Term Loan shall be a Tranche B-1 Term Loan for all purposes of the Credit Agreement, other than Section 2.07 thereof. The Specified Incremental Tranche B-1 Term Loan shall be repaid in quarterly installments as set forth in Section 2.07 of the Credit Agreement (as amended by this Agreement).

SECTION 3. Joinder and Amendment of the Credit Agreement. Subject to the terms and conditions set forth herein, on the Incremental Effective Date (as defined below):

a) The Incremental Term Loan shall be deemed to be an Incremental Term Loan (as defined in the Credit Agreement) and a Specified Incremental Tranche B-1 Term Loan, the Incremental Lender shall be deemed to be an Incremental Term Lender and a Specified Incremental Tranche B-1 Term Lender and this Agreement shall be deemed to be an Incremental Facility Amendment (as defined in the Credit Agreement), in each case, for all purposes of the Credit Agreement and the other Loan Documents.

b) Schedule 2.01 (Commitments) to the Credit Agreement is hereby amended by supplementing such schedule with the information contained in Annex II hereto.

c) Section 2.07 (Repayment of Loans) of the Credit Agreement is hereby amended by inserting the following proviso at the end of clause (a) thereof:

“provided further, that on each Quarterly Payment Date commencing June 30, 2012, the Borrower shall repay to the Lenders in respect of the Specified Incremental Tranche B-1 Term Loans an aggregate principal amount of Specified Incremental Tranche B-1 Term Loans equal to the amounts set forth below (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), with the final principal repayment installment of the Specified Incremental Tranche B-1 Term Loans to be repaid on the Tranche B-1 Term Loan Maturity Date (which final principal repayment installment shall in any event shall be in an amount equal to the aggregate principal amount of all Specified Incremental Tranche B-1 Term Loans outstanding on such date):

Quarterly Payment Date	Amount
June 30, 2012	$250,000
September 30, 2012	$250,000
December 31, 2012	$250,000
March 31, 2013	$250,000
June 30, 2013	$250,000
September 30, 2013	$250,000
December 31, 2013	$250,000
March 31, 2014	$500,000
June 30, 2014	$500,000
September 30, 2014	$500,000
December 31, 2014	$500,000
March 31, 2015	$500,000
June 30, 2015	$500,000
September 30, 2015	$500,000
December 31, 2015	$1,000,000
March 31, 2016	$500,000
June 30, 2016	$500,000
September 30, 2016	$500,000
December 21, 2016	$2,250,000

SECTION 4. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date on which such conditions shall have been so satisfied, the “Incremental Effective Date”):

a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by a duly authorized officer of the Borrower, Holdings, the Administrative Agent and the Incremental Lender.

b) Each Loan Party shall reaffirm by executing the Acknowledgment and Confirmation substantially in the form attached hereto as Annex I that the Specified Incremental Tranche B-1 Term Loan made pursuant to the Incremental Term Loan shall be secured equally and ratably with the existing Loans by the Collateral. It is understood and agreed that the Acknowledgment and Confirmation delivered in connection with the First Amendment executed on even date herewith shall be sufficient to satisfy the conditions set forth in this clause (b) to the extent such opinions cover the matters set forth in this clause (b).

c) All accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of one firm of counsel) due and payable to the Administrative Agent in connection with this Agreement on or prior to the Incremental Effective Date shall have been paid.

d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of this Agreement and the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby (including, without limitation, certified resolutions from the board of directors, members or other similar body of each Loan Party authorizing the execution, delivery and performance of this Agreement), all in form and substance reasonably satisfactory to the Administrative Agent.

e) The Administrative Agent shall have received the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Loan Parties. Each such legal opinion shall cover such customary matters incidental to this Agreement as the Administrative Agent may request and shall be addressed to the Administrative Agent and the Lenders as of the Incremental Effective Date. It is understood and agreed that the opinions delivered in connection with the First Amendment executed on even date therewith shall be sufficient to satisfy the conditions set forth in this clause (e) to the extent such opinions cover the matters set forth in this clause (e).

f) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied as of the Incremental Effective Date.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement and to make the Specified Incremental Tranche B-1 Term Loan pursuant to the Incremental Term Loan, Holdings and the Borrower each represent and warrant to the Administrative Agent and the Incremental Lender that, on the Incremental Effective Date, the representations and warranties of each Loan Party set forth in the Loan Documents will be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially”, “Material Adverse Effect” or a similar term, in which case such representation and warranty will be true and correct in all respects) as of such earlier date).

SECTION 6. Continuing Effect.

a) Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Upon the effectiveness of the amendments set forth herein, on and after the Incremental Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

b) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 7. Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Incremental Lender an upfront fee in an amount equal to 25 basis points of the amount of the Incremental Term Loan provided by the Incremental Lender on the Incremental Effective Date. Such fee shall be due and payable on the Incremental Effective Date.

SECTION 8. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Agreement, and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent in accordance with the terms in the Credit Agreement

SECTION 9. Amendments; Execution in Counterparts. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, Holdings, the Administrative Agent and the Incremental Lender. This Agreement may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SWIFT TRANSPORTATION CO., LLC

By:

Name:
Title:

SWIFT TRANSPORTATION COMPANY

By:
Name:
Title:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Signature Page to Incremental Facility Amendment]

BMO HARRIS BANK, N.A., as Incremental Lender

By:
Name:
Title:

[Signature Page to Incremental Facility Amendment]

ANNEX I

Form of Acknowledgment and Confirmation

ANNEX II

Lender	Specified Incremental Tranche B-1 Term Loan
BMO HARRIS BANK, N.A.	$10,000,000